UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2010
Comarco, Inc.
(Exact name of registrant as specified in its charter)
000-05449
(Commission File Number)

California (State or other jurisdiction of incorporation)	95-2088894 (I.R.S. Employer Identification No.)

25541 Commercentre Drive, Lake Forest, California	92630-8870
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 599-7400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously disclosed, Comarco, Inc. (the “Company”) received a staff deficiency letter on May 19, 2010 from The NASDAQ Stock Market (“NASDAQ”) indicating that based on the Company’s stockholders’ equity as reported in its Annual Report on Form 10-K for the year ended January 31, 2010, the Company does not comply with the minimum stockholders’ equity requirement of $10 million for continued listing on the NASDAQ Global Market under NASDAQ Listing Rule 5450(b)(1)(A). In addition, as previously disclosed, on July 9, 2010 NASDAQ granted the Company an extension until November 15, 2010 to demonstrate that the Company has regained compliance with the minimum stockholder equity requirement for companies listed on the NASDAQ Global Market.
After further evaluating the requirements for listing on The NASDAQ Global Market, on November 8, 2010 the Company submitted to NASDAQ its application to transfer the listing of its common stock from the NASDAQ Global Market to the NASDAQ Capital Market. Commencing November 12, 2010 Comarco’s common stock will trade on the NASDAQ Capital Market.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC. (Registrant)
Date: November 12, 2010	By:	/s/ Winston Hickman
Winston Hickman
Vice President and Chief Financial Officer